Exhibit 10.7
[Form of Right of First Review and Non-Compete
of Highland Capital Management, L.P.]
, 2007
HCM Acquisition Company
13455 Noel Road, Suite 800
Dallas, TX 75240
Re: Initial Public Offering of HCM Acquisition Company (the “Company”)
Gentlemen:
     This letter is being delivered to you in connection with the underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 3 hereof.
     In consideration of the Company proceeding with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby acknowledges and agrees with the Company as follows:
     1. The undersigned agrees that from the effective date of the Registration Statement (the “Effective Date”) until the earlier of (a) the filing by the Company of a Form 8-K with the Securities and Exchange Commission (the “SEC”) announcing the execution by the Company of a definitive agreement for an Initial Business Combination or (b) the liquidation of the Company, the Company shall have the right of first review (the “Right of First Review”) with respect to business combination opportunities of the Highland Group relating to companies with a fair market value of $200 million or more that the Highland Group first becomes aware of after the Effective Date. The undersigned shall first offer, and will cause each other business entity within the Highland Group to first offer, any such business combination opportunity to the Company (subject to any fiduciary obligations any business entity within the Highland Group has to its clients as a registered investment advisor and any fiduciary obligations of the members of management or members of the board of directors of such other entities may have) and shall not, and shall cause each other business entity within the Highland Group and each fund and other investment vehicle managed or advised by the Highland Group not to, pursue such business opportunity unless and until the board of directors of the Company has determined for any reason that the Company will not pursue such opportunity. Decisions by the Company to release the Highland Group to pursue any specific business combination opportunity shall be made solely by a majority of the Company’s disinterested directors. This Right of First Review shall not include, and neither the undersigned nor any other business entity within the Highland Group shall be required to first offer to the Company:

(i)	any investment opportunities in respect of companies in bankruptcy, or financially or operationally distressed companies;

(ii)	companies targeted for acquisition by any company in which an investment vehicle managed or advised by the Highland Group has an investment; and

(iii)	any entity in which any of the Company’s initial stockholders, officers, directors or the Highland Group or its affiliates has a financial interest.
     2. The undersigned agrees that it will not, and will cause each other business entity that is part of the Highland Group not to, become a sponsor, promoter, officer, director or stockholder of any other blank check company until the earlier of (a) the filing by the Company of a Form 8-K with the SEC announcing the execution by the Company of a definitive agreement for an Initial Business Combination and (b) the commencement of any liquidation proceedings with respect to the Company. The undersigned hereby agrees and acknowledges that (x) monetary damages would not be an adequate remedy for any breach by the undersigned of any of its obligations under this paragraph 2, and (y) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.
     3. As used herein:
          (a) “Highland Group” shall mean collectively, Highland Capital Management, L.P. and its affiliates;
          (b) “Initial Business Combination” shall mean, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, the acquisition or acquisition of control of one or more businesses or assets in connection with which the Company will require that a majority of the shares of Common Stock voted by the Public Stockholders are voted in favor of such acquisition, a majority of the outstanding shares of Common Stock are voted in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence in connection with a vote to approve the acquisition, and Public Stockholders owning no more than 30% of the IPO Shares (minus one share) both vote against such acquisition and exercise their conversion rights in connection with a vote to approve the acquisition;
          (c) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the IPO;
          (d) “Public Stockholders” shall mean purchasers of shares of Common Stock in the IPO or in the secondary market, including any of the Company’s officers or directors or their affiliates and the undersigned, to the extent that they purchase shares of Common Stock in the IPO or the secondary market; and
          (e) “Registration Statement” shall mean the Company’s Registration Statement on Form S-1 (File No. 333-146597, originally filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on October 10, 2007) in the form it became effective and including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended.
     This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) the commencement of any liquidation proceedings with respect to the Company; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.
     This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.
[Signature Page Follows]

HIGHLAND CAPITAL MANAGEMENT, L.P.

By:	Strand Advisors, Inc.,
its General Partner

By:
Name:
Title:

Accepted and agreed:

HCM ACQUISITION COMPANY

By:

Name:
Title: